Exhibit 99.1

Corbus Pharmaceuticals Reports Third Quarter 2022 Financial Results and Provides Corporate Update

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Latest pre-clinical data for CRB-601 monotherapy and in combination with anti-PD1 therapy to be presented this Thursday at SITC 2022
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IND submission for CRB-601 is on track for mid-2023
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Expanding oncology pipeline through strategic transactions remains key priority
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Cash and investments on hand of $67 million funds operations through the second quarter of 2024

Norwood, MA, November 8, 2022 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an oncology company, today provided a corporate update and reported financial results for the third quarter of 2022.

Key Corporate and Program Updates:

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Anti-integrin monoclonal antibody (mAb) programs targeting the inhibition of TGFβ are progressing on schedule
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CRB-601, an anti-αvβ8 mAb, is being developed as a potential treatment for solid tumors.
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Across models explored to-date, CRB-601 demonstrates an enhancement of anti-tumor activity when combined with anti PD-1 therapy compared to either single agent alone. Latest data to be presented this Thursday at SITC 2022.
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Data supports the hypothesis that blockade of latent TGFb production by CRB-601 can lead to changes in immune cell infiltration in the tumor microenvironment, potentially enhancing the benefit of PD-1 blockade.
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IND-enabling activities for CRB-601 are ongoing and the program is on schedule for an IND submission in mid-2023.
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Recent clinical updates from investigational therapies also targeting latent TGFb reinforce the promise of this novel approach in oncology.

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CB1 inverse agonist program for obesity / metabolism
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CRB-913, a novel CB1 inverse agonist with highly differentiated PK from other members of its class, has demonstrated weight loss and improvement in multiple metabolic parameters, as monotherapy and in combination within liraglutide, semaglutide and tirzepatide in animal models of diet-induced obesity.
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New data was shared in an oral presentation at the annual meeting of the European Association for the Study of Diabetes (EASD) in September 2022. View the presentation here.
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Data is being prepared for publication.
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Corbus is actively exploring partnerships to advance CRB-913 into clinical studies.

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A detailed update on the Corbus pipeline can be found in the most recent Corporate Presentation available on the Company’s website here.

“We continue to progress CRB-601 toward the clinic on schedule and on budget. Our latest pre-clinical data, to be presented this Thursday at SITC 2022, further reinforces our belief that this could be a highly impactful drug in oncology therapy, and we look forward to the latest clinical updates from this field,” commented Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “We continue to be actively engaged in business development activities with the goal of expanding our pipeline while also bringing in non-dilutive funding by monetizing our portfolio of endocannabinoid assets through new partnerships.”

Financial Results for Third Quarter Ended September 30, 2022:

The Company reported a net loss of approximately $8.8 million, or a net loss per diluted share of $0.07, for the three months ended September 30, 2022, compared to a net loss of approximately $2.2 million, or a net loss per diluted share of $0.02, for the same period in 2021. The prior year third quarter included a $12.3 million refundable tax credit received from a foreign tax authority.

Operating expenses for Q3 2022 decreased by $5.8 million to approximately $8.2 million for the three months ended September 30, 2022, compared to $14.0 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

In October of 2022, the Company amended its debt agreement with K2 HealthVentures LLC to defer commencement of principal payments by one year until September 2023 which improved the Company’s liquidity and cash runway. As of September 30, 2022, the Company has $67 million of cash and investments on hand which is expected to fund operations through the second quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is an oncology company committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ current pipeline includes anti-integrin monoclonal antibodies that block activation of TGFβ and small molecules that activate or inhibit the endocannabinoid system. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACTS:

Sean Moran

Chief Financial Officer

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,443,645	$25,006,632
Investments	53,785,559	72,640,520
Restricted cash	192,475	192,475
Prepaid expenses and other current assets	926,161	2,365,010
Total current assets	67,347,840	100,204,637
Restricted cash	477,425	477,425
Property and equipment, net	1,798,212	2,392,696
Operating lease right of use assets	4,074,074	4,609,110
Other assets	133,055	46,385
Total assets	$73,830,606	$107,730,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$767,938
Accounts payable	1,374,220	1,782,277
Accrued expenses	4,833,839	10,093,312
Derivative liability	133,710	133,710
Operating lease liabilities, current	1,243,802	1,136,948
Current portion of long-term debt	9,883,638	3,093,344
Total current liabilities	17,469,209	17,007,529
Long-term debt, net of debt discount	9,385,847	15,636,275
Other long-term liabilities	22,205	22,205
Operating lease liabilities, noncurrent	5,007,236	5,956,217
Total liabilities	31,884,497	38,622,226
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,280,881 and 125,230,881 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	12,528	12,523
Additional paid-in capital	423,342,069	418,891,713
Accumulated deficit	(381,201,614)	(349,733,764)
Accumulated other comprehensive loss	(206,874)	(62,445)
Total stockholders’ equity	41,946,109	69,108,027
Total liabilities and stockholders’ equity	$73,830,606	$107,730,253

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue from awards	$—	$97,323	$—	$881,705
Operating expenses:
Research and development	4,108,190	8,695,641	9,894,068	30,681,684
General and administrative	4,073,266	5,277,090	14,144,557	16,190,684
Litigation Settlement	—	—	5,000,000	—
Total operating expenses	8,181,456	13,972,731	29,038,625	46,872,368
Operating loss	(8,181,456)	(13,875,408)	(29,038,625)	(45,990,663)
Other income (expense), net:
Other income (expense), net	77,712	12,033,031	(324,322)	11,790,328
Interest income (expense), net	(541,889)	(391,867)	(1,491,137)	(1,439,587)
Change in fair value of derivative liability	—	472,143	—	670,143
Foreign currency exchange gain (loss), net	(136,087)	(414,048)	(613,766)	(409,914)
Other income (expense), net	(600,264)	11,699,259	(2,429,225)	10,610,970
Net loss	$(8,781,720)	$(2,176,149)	$(31,467,850)	$(35,379,693)
Net loss per share, basic and diluted	$(0.07)	$(0.02)	$(0.25)	$(0.29)
Weighted average number of common shares outstanding, basic and diluted	125,268,381	125,209,985	125,255,927	122,234,847

Comprehensive loss:
Net loss	$(8,781,720)	$(2,176,149)	$(31,467,850)	$(35,379,693)
Other comprehensive income (loss):
Change in unrealized gain (loss) on marketable debt securities	(87,554)	(3,513)	(144,429)	(8,967)
Total other comprehensive income (loss)	(87,554)	(3,513)	(144,429)	(8,967)
Total comprehensive loss	$(8,869,274)	$(2,179,662)	$(31,612,279)	$(35,388,660)